D. Brooks and Associates CPA’s, P.A.

Certified Public Accountants     Valuation Analyst    Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  have  issued  our  report  dated  June  7,  2013,  with  respect  to  the  financial  statements  of  Power  Gala  Corp.

contained  in  the  Registration  Statement  and  Prospectus  of  Power  Gala  Corp.  on  Form  S-1.   We  hereby  consent

to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

June 7, 2013

D. Brooks and Associates CPA’s, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 – (954) 592-2507